Exhibit 1.1

6,500,000 ORDINARY SHARES AND PRE-FUNDED WARRANTS

SCISPARC LTD.

UNDERWRITING AGREEMENT

August 10, 2023

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY, 10105

Ladies and Gentlemen:

The undersigned, SciSparc Ltd., a company organized under the laws of Israel (collectively with its Subsidiaries (as defined below), if any, the “Company”), hereby confirms its agreement (this “Agreement”) with Aegis Capital Corp. (the “Underwriter”) on the terms and conditions set forth herein.

The Securities are to be offered to the public at the public offering price set forth in the Prospectus (as defined below).

It is further understood that you will act as the Underwriter in the offering and sale of the Securities (as defined below) and, if any, the Option Shares (as defined below) in accordance with this Agreement. Reference to Underwriter or Representative are to Aegis Capital Corp.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(l).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 6:15 A.M., Eastern time, on the date of this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday and Sunday or other day on which commercial banks in the City of New York or Israel are authorized or required by law to remain closed; provided, however, for clarification, commercials banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter in place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York or Israel generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriter’s obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than 11:15 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Underwriter and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Commission” means the United States Securities and Exchange Commission.

“Company Auditor” means Kost Forer Gabbay & Kasierer., a Member of Ernst & Young Global.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means, provided that such securities are issued as “restricted securities” (as defined in Rule 144) (other than in the case of clause (a) below for securities registered under a Registration Statement on Form S-8) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days following the Closing Date and are sold or issued at an effective price per Ordinary Share equal to or greater than the public offering price of the Ordinary Shares in the Prospectus (other than in the case of clause (a) below), the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company and the filing of a Registration Statement on Form S-8 related thereto and to service providers of the Company, (b) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Firm Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(j).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS.

“Israeli Counsel” means Meitar Law Offices, Ramat Gan, Israel, with offices located at Abba Hillel Silver Rd 16, Ramat Gan, 5250608, Israel.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” shall mean the lock-up agreements that delivered on the date hereof by each of the Company’s executive officers, directors and shareholders owning 10% or more of the Company’s outstanding Ordinary Shares, in the form of Exhibit A attached hereto.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Offering” means the offering and sale of the Securities as set forth herein.

“Option Closing” means the closing of the purchase and sale of the Option Shares pursuant to Section 2.2.

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Shares” means the Ordinary Shares to be delivered pursuant to the Option Closing.

“Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-funded Warrants” means the pre-funded Ordinary Shares purchase warrants delivered to the Underwriters in accordance with Section 2.1(a), which Pre-funded Warrants shall be exercisable immediately and shall not expire until exercised in full, in the form of Exhibit B attached hereto.

“Preliminary Prospectus” shall have the meaning ascribed to such term in Section 3.1(g).

“Pricing Disclosure Package” means any free writing prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2 hereto, all considered together.

“Pricing Prospectus” shall have the meaning ascribed to such term in Section 3.1(g).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(g).

“Registration Statement” shall have the meaning ascribed to such term in Section 3.1(g).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(f).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(j).

“Securities” shall have the meaning ascribed to such term in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means, collectively, the Firm Shares, Warrant Shares and Option Shares, if any.

“SRF” means Sichenzia Ross Ference LLP, with offices located at 1185 Avenue of the Americas, New York, New York 10036.

“Subsidiary” means any subsidiary (as such term is defined in Rule 405 under the Securities Act) of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market in the United States is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements, the Pre-funded Warrants, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“U.S. Company Counsel” means Sullivan & Worcester LLP, with offices located at 1633 Broadway, New York, NY 10019.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-funded Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 6,500,000 Ordinary Shares and Pre-funded Warrants, and the Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of (x) Ordinary Shares (the “Firm Shares”) set forth opposite the name of the Underwriter on Schedule I hereof; and (y) Pre-funded Warrants set forth opposite the name of such Underwriter on Schedule I hereof, which Pre-funded Warrants shall have an exercise price of $0.001, subject to adjustment as provided therein (the “Pre-funded Warrants” and, collectively with the Firm Shares, the “Securities”).

(b) The aggregate purchase price for the Firm Shares shall equal the amount set forth opposite the name of the Underwriter on Schedule I hereto (the “Closing Purchase Price”). The price per Ordinary Share to the public shall be as set forth on Schedule 2 hereto (or (the “Ordinary Share Purchase Price”). The price to the public pre Pre-funded shall be $0.199 per Pre-funded Warrant.

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall concurrently deliver to, or as directed by, such Underwriter the Securities in the amount as set forth in Schedule I hereof, and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of SRF or such other location as the Company and Underwriter shall mutually agree.

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments, the Underwriter is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 768750 additional Ordinary Shares (the “Option Shares”). The Option Shares are to be offered to the public at the offering price of $0.20 per Option Share.

(b) In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares is equal to the product of the Purchase Price multiplied by the number of Option Shares to be purchased (the purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Execution Date. The Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Underwriter. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for such Option Shares (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter but in no event later than , 2023, at the offices of SRF or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Shares specified in such notice. The Underwriter may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

(d) The Company acknowledges and agrees that, with respect to any Notice(s) of Exercise (as defined in the Pre-funded Warrants) delivered by a Holder (as defined in the Pre-funded Warrants) on or prior to 12:00 p.m. (New York City time) on the Closing Date, which Notice(s) of Exercise may be delivered at any time after the time of execution of this Agreement, the Company shall deliver the Warrant Shares subject to such notice(s) to the Holder by 4:00 p.m. (New York City time) on the Closing Date and the Closing Date shall be the Warrant Share Delivery Date (as defined in the Pre-funded Warrants) under the Pre-funded Warrants. The Company acknowledges and agrees that the Holders are third-party beneficiaries of this covenant of the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Firm Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the Underwriter;

(ii) At the Closing Date, legal opinions of Israeli Counsel and U.S. Company Counsel addressed to the Underwriter, including, without limitation, a negative assurance letter from Israeli Counsel and U.S. Company Counsel addressed to the Underwriter, substantially in form and substance reasonably satisfactory to the Underwriter, and as to the Closing Date and at each Option Closing Date, if any, a bring-down opinion from Israeli Counsel and U.S. Company Counsel in form and substance reasonably satisfactory to the Underwriter;

(iii) Contemporaneously herewith, a certificate, addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter, from the chief financial officer of the Company, dated as of the date of this Agreement;

(iv) a comfort letter addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter from the Auditor, dated as of the Closing Date and a bring-down letter addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter, dated as of each Option Closing Date, if any, from the Auditor;

(v) On the Closing Date and on each Option Closing Date, the duly executed and delivered certificate of the chief executive office or chief financial officer of the Company, substantially in the form and substance reasonably satisfactory to the Underwriter;

(vi) On the Closing Date and on each Option Closing Date, the duly executed and delivered certificate of the secretary or assistant secretary of the Company, substantially in the form and substance reasonably satisfactory to the Underwriter;

(vii) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements;

(viii) At the Closing Date, legal opinions of Sichenzia Ross Ference LLP addressed to the Underwriter, including, without limitation, a negative assurance letter from Sichenzia Ross Ference LLP addressed to the Underwriter, substantially in form and substance reasonably satisfactory to the Underwriter, and at each Option Closing Date, if any, a bring-down opinion from Sichenzia Ross Ference LLP in form and substance reasonably satisfactory to the Underwriter; and

(ix) At the Closing Date, the Pre-funded Warrants, in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one Business Day prior to the Closing Date.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter;

(v) [Reserved];

(vi) [Reserved];

(vii) the Firm Shares, the Warrant Shares and the Option Shares have been approved for listing on the Trading Market, if applicable; and

(viii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the SEC Reports; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially adversely or would reasonably be expected to materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the SEC Reports and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the SEC Reports nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company, if any, are set forth or in the SEC Reports incorporated by reference in the Registration Statement. Except as set forth in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any material lien, charge, security interest, encumbrance, right of first refusal, or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable, and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each of its Subsidiaries are, and will be, duly organized, validly existing as a corporation, limited partnership, limited liability company, or other legal entity, as applicable, and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are, and will be, duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity, or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has full legal right, power, and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that: (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles; and (ii) the indemnification and contribution provisions of Section 6 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(d) Reserved.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (“EMA”), the Institutional Review Board in Israel (the “IRB”), the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Investment Center of the Israeli Ministry of Economy and Industry, the Israeli Antitrust Authority, the Israel Securities Authority or by any foreign, federal, state or local regulatory authority performing functions similar to those performed above); except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus, (ii) any required filing with FINRA, (iii) such filings as may be required to be made under applicable state securities laws, and (iv) notice to the Israel Innovation Authority (collectively, the “Required Approvals”).

(g) Registration Statements. The Company has filed with the Commission a “shelf” registration statement, and an amendment or amendments thereto, on Form F-3 (File No. 333-269839), which registration statement was declared effective on February 23, 2023, for the registration of the sale of certain securities of the Company, including the Securities under the Securities Act, and the rules and regulations of the Commission promulgated thereunder. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act Regulations relating to the Securities, then, after such filing, any reference herein to the Registration Statement shall also be deemed to include such Rule 462(b) Registration Statement.

After execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement to the base prospectus included in the Registration Statement (the “Base Prospectus”) in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424(b) (“Rule 424(b)”) of the Securities Act Regulations; any information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B is herein called the “Rule 430B Information”; the Base Prospectus, together with any prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, is hereinafter collectively called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated August 10, 2023 as amended and supplemented immediately prior to the Applicable Time, is hereinafter called the “Pricing Prospectus.” The Base Prospectus, together with the final prospectus supplement which includes the Rule 430B Information, in the form first furnished to the Underwriter for use in connection with the offering and confirmation of the sales of the Securities, is hereinafter collectively called the “Prospectus”.

Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 6 of Form F-3 which were filed under the Exchange Act, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”), on or before the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and any other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and any other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be.

The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

(h) Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares, including the Warrant Shares. The holder of the Shares will not be subject to personal liability by reason of being such holders. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(i) Capitalization. The issued and outstanding share capital of the Company have been validly issued, are fully paid, and nonassessable. The Company has an authorized, issued, and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing share option plans or changes in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Ordinary Shares outstanding on the date hereof or as a result of the issuance of Placement Shares), and such authorized share capital conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Ordinary Shares in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company did not have reserved or available for issuance any Ordinary Shares in respect of options, any rights or warrants to subscribe for, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any share capital or other securities.

(j) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standard Board, applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The agreements and documents described in the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(k) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been: (i) any Material Adverse Effect, or the occurrence of any development that is reasonably likely to result in a prospective Material Adverse Effect, in or affecting the business, properties, management, financial, condition (financial or otherwise), results of operations, or prospects of the Company and the Subsidiaries taken as a whole; (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole; (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, that is material to the Company and the Subsidiaries taken as a whole; (iv) except as disclosed in the Prospectus, any material change in the share capital (other than as a result of the sale of Placement Shares) or outstanding long-term indebtedness of the Company or any of its Subsidiaries; or (v) any dividend or distribution of any kind declared, paid, or made on the share capital of the Company or any Subsidiary, other than in each case above, in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(l) Litigation. Except as set forth in the Registration Statement or the Prospectus: (i) there are no legal, governmental, or regulatory actions, suits, or proceedings pending or, to the Company’s knowledge, any legal, governmental, or regulatory investigations to which the Company, or a Subsidiary, or any of their respective directors, officers, or controlling Persons is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; (ii) to the Company’s knowledge, no actions, suits, or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others against the Company, a Subsidiary, or any of their respective directors, officers, or controlling Persons that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; (iii) there are no current or pending legal, governmental, or regulatory, actions, suits, proceedings or, to the Company’s knowledge, investigations that are required under the Securities Act to be described in the Prospectus that are not described in the Prospectus; and (iv) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(m) Labor Relations. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be expected to result in a Material Adverse Effect.

(n) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. Except as set forth in the Registration Statement or the Prospectus, the Company and each of its Subsidiaries possess or have obtained all licenses, certificates, consents, orders, approvals, permits, and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Material Permits”), except where the failure to possess, obtain, or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor its Subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or have any reason to believe that such Permit will not be renewed in the ordinary course, except when the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Title to Assets. The Company and each of its Subsidiaries have good and defensible title to all of their real and personal property owned by them that are material to the business of the Company or such Subsidiary, or to the Company’s financial condition, in each case, free and clear of all liens, encumbrances, and defects, except as described in the Registration Statement and Prospectus or that do not materially affect the value of the properties of the Company and its Subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its Subsidiaries, considered as one enterprise; and all of the leases, subleases, and other rights under which the Company or any of its Subsidiaries holds or uses properties described in the Registration Statement and Prospectus are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases, subleases, and other rights mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession or use of the leased or subleased premises or the premises granted by leases, subleases, and other rights. The Company and each of its Subsidiaries have the consents, easements, rights-of-way, or licenses from any Person as are necessary to enable them to conduct their business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for the consents, easements, rights-of-way, or licenses the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Intellectual Property. Except as set forth in the Registration Statement or the Prospectus, to the Company’s knowledge, the Company and its Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in writing to Aegis, the Company and any of its Subsidiaries have not received any written notice of any claim of infringement or conflict that asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ material patents, patent applications, or proprietary information; to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or its Subsidiaries’ owned, material patents, patent applications, or any patent to be issued therefrom by virtue of any contract, license, or other agreement entered into between such entity or individual and the Company or a Subsidiary or by any non-contractual obligation of the Company or a Subsidiary, other than by written licenses granted by the Company or a Subsidiary; the Company and its Subsidiaries have not received any written notice of any claim challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed, or optioned by the Company or such Subsidiary that, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(r) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies of similar size engaged in similar businesses in similar industries.

(s) Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Registration Statement, none of the officers or directors of the Company or any Subsidiary and to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 or for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) F-3 Eligibility. The Company and the transactions contemplated by this Agreement meet the requirements for, and comply with the conditions for the use of, Form F-3 under the Securities Act. The Company is not a shell company (as defined in Rule 405 of the Securities Act Regulations) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company. The Company meets the transaction requirements with respect to the aggregate market value of Securities being sold pursuant to this offering and during the twelve (12) calendar months prior to this offering, as set forth in General Instruction I.B.5 of Form F-3.

(u) Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge and except as set forth in the Registration Statement, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA. Except as set forth in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) in connection with the Offering to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date, other than the prior payments to the Underwriter. Except as set forth in the Registration Statement, none of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(v) Investment Company. Neither the Company nor any of its Subsidiaries is and immediately after receipt of payment for the Securities will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriter and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(z) Disclosure; 10b-5. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act regulations. Each Preliminary Prospectus, including the Base Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each free writing prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such free writing prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(aa) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. The Registration Statement sets forth as of the date indicated therein hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. The Company and each of its Subsidiaries have filed all federal, state, local, and foreign tax returns that have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except when the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, or other governmental tax deficiency, penalty, or assessment that has been or might be asserted or threatened against it that could have a Material Adverse Effect.

Notwithstanding anything to the contrary herein, in no event shall the Company be liable to any taxes, duties or governmental charges imposed on Aegis by the State of Israel or any political subdivision or taxing authority thereof or therein as a result of Aegis being (currently or in the past) an Israeli tax resident, having a permanent establishment in Israel (other than solely as a result of the execution and delivery of, or performance of, its obligations under the Agreement or receipt of any payments or enforcement of rights under the Agreement), or as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Agreement) between Aegis and the State of Israel.

(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA and Chapter 9 of Israel’s Criminal Law 1996, as amended. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA and Chapter 9 of Israel’s Criminal Law 1996, as amended.

(ee) Accountants. The Company Auditor, whose reports on the consolidated financial statements of the Company are filed with the SEC as part of the Company’s most recent Annual Report on Form 20-F and incorporated by reference into the Registration Statement, are and, during the periods covered by its report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, after due inquiry, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company

(ff) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg) Money Laundering. To the knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any of its Subsidiaries respecting the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) FINRA Affiliation. No executive officer, director or, to the Company’s knowledge, any beneficial owner of 10% or more of the Company’s outstanding Ordinary Shares or Ordinary Share Equivalents has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Underwriter and SRF if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Ordinary Shares or Ordinary Share Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(ii) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or SRF shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.2 Representations and Warranties of the Company Relating to Israeli Legal Matters. The Company represents, warrants and covenants to the Underwriter, as of the Applicable Time (as defined below), as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(b) Except as set forth in the Registration Statement, the Company has no outstanding funding or grants from the Israeli Innovation Authority. There are no proceedings that have been instituted in the State of Israel for the dissolution of the Company or any Subsidiary.

(c) [Reserved].

(d) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(e) Subject to the conditions, exceptions and qualifications set forth in the Registration Statement and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by an Israeli court.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein, and any Permitted Free Writing Prospectus (as defined below). The Company shall not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three years from the Closing Date, the Company will use its best efforts to maintain the registration of the Ordinary Shares under the Exchange Act. For a period of three years from the Closing Date, the Company will not deregister the Ordinary Shares under the Exchange Act without the prior written consent of the Underwriter, which consent shall not unreasonably be withheld.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Underwriter. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement becomes effective, upon reasonable request by the Underwriter, deliver to the Underwriter two original executed Registration Statements including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus, until the later of nine (9) months from the Execution Date and the date on which the Pre-funded Warrants are no longer outstanding, and will notify the Underwriters and holders of the Pre-funded Warrants immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Reports to the Underwriter.

(a) Periodic Reports, etc. For a period of one (1) year from the Execution Date, upon request, and to the extent not filed with the Commission or public company reporting service, the Company will furnish or make available to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Underwriter may from time to time reasonably request; provided that the Underwriter shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter in connection with the Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section.

(b) Reserved.

(c) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the Offering (including the Option Shares) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Firm Shares, the Warrant Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Underwriter may reasonably designate the costs, if any, of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Firm Shares, the Warrant Shares and Option Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of preparing, printing and delivering the securities and the Offering documents; (f) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $30,000 for fees and expenses including reasonable legal fees and disbursements for Underwriter’s counsel. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter. Notwithstanding anything to the contrary herein, in no event shall the Company be liable to any taxes, duties or governmental charges imposed on Aegis by the State of Israel or any political subdivision or taxing authority thereof or therein as a result of Aegis being (currently or in the past) an Israeli tax resident, having a permanent establishment in Israel (other than solely as a result of the execution and delivery of, or performance of, its obligations under the Agreement or receipt of any payments or enforcement of rights under the Agreement), or as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Agreement) between Aegis and the State of Israel.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date, provided that filings of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein), after the Execution Date shall be deemed to constitute delivery.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.9 Internal Controls. For a period of one (1) year commencing on the Execution Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least one year after the Execution Date. The Underwriter acknowledges that the Company Auditor is acceptable to the Underwriter.

4.11 [Reserved.]

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriter nor its Affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriter for the shares and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

4.13 Board Composition and Board Designations. For a period of one (1) year commencing on the Execution Date, the Company shall use all reasonable efforts to ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes Oxley Act of 2002 that are applicable to the Company and the rules promulgated thereunder and with the listing requirements of the Trading Market applicable to the Company.

4.14 Securities Laws Disclosure; Publicity. At the request of the Underwriter, at the time requested by the Underwriter, the Company shall issue a press release disclosing the material terms of the Offering prior to Closing Date. The Company and the Underwriter shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor the Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. This Agreement supersedes the engagement letter between the Company and Aegis Capital Corp., dated August 9, 2023 (the “Engagement Letter”).

4.15 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Underwriter of Shares could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving securities.

4.16 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option and Warrant Shares pursuant to any exercise of the Pre-funded Warrants.

4.17 Listing of Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Ordinary Shares on the Nasdaq Capital Market, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on the Nasdaq Capital Market and promptly secure the listing of all of the Shares on the Nasdaq Capital Market. The Company further agrees, if the Company applies to have the ADSs traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.18 Subsequent Equity Sales.

(a) For a period of sixty (60) days after the Closing Date, the Company shall not, without prior written consent of the Underwriter, offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or Ordinary Share Equivalents.

(b) For a period of sixty (60) days after the Closing Date, the Company will not file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than a Registration Statement on Form S-8 relating to securities issuable under an equity incentive plan.

(c) For a period of sixty (60) days after the Closing Date, the Company will not announce the intention to effect any of the transactions or filings prohibited by Section 4.18(a) or Section 4.18(b).

(d) Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance.

4.19 Reserved.

4.20 Reserved.

4.21 Warrant Shares. If all or any portion of a Pre-funded Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Pre-funded Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.22 Right of First Refusal. The Company hereby grants the Underwriter a right of first refusal (“Right of First Refusal”) for four (4) months from the Closing Date or the termination or expiration of the Company’s engagement of the Underwriter, to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such four (4) months period (collectively, “Future Services”); provided, however, that the Underwriter shall not be entitled to have such Right of First Refusal if no Offering is consummated. The Company shall notify the Underwriter in writing of its intention to pursue an activity that would enable the Underwriter to exercise its Right of First Refusal to provide Future Services. In the event the Company notifies the Underwriter of its intention to pursue an activity that would enable the Underwriter to exercise its Right of First Refusal to provide Future Services, the Underwriter shall notify the Company of its election to provide such Future Services, including notification of the compensation and other terms to which the Underwriter claims to be entitled, within thirty (30) days of written notice by the Company. In the event the Company engages the Underwriter to provide such Future Services, the Underwriter will be compensated consistent with Section 8 of the Engagement Letter, unless mutually agreed otherwise by the Company and the Underwriter.

ARTICLE V.

[RESERVED]

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriter. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, and each dealer selected by each Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

6.2 Procedure. If any action is brought against the Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, the Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. The Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter. The Underwriter’s obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each Person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter. The Underwriter’s obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date, if any, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriter for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of SRF up to $25,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Underwriter. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings arising out of this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not subject to personal jurisdiction, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company or the Underwriter under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriter and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the sole Underwriter in accordance with its terms.

Very truly yours,

SCISPARC LTD.

By:	/s/ Oz Adler
	Name:	Oz Adler
	Title:	Chief Executive Officer

Accepted on the date first above written.
AEGIS CAPITAL CORP.

As the sole Underwriter

By:	/s/ Robert J. Eide
	Name:	Robert J. Eide
	Title:	Chief Executive Officer

Address for Notice - Company:

SciSparc Ltd.

20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916 Israel

Email: oz@scisparc.com

Attention: Oz Adler

With a copy (for informational purposes only) to:

Sullivan & Worcester LLP

1633 Broadway, New York, NY 10019

Attn: Oded Har-Even, Esq.

E-mail: ohareven@sullivanlaw.com

Meitar | Law Offices

16 Abba Hillel Rd.

Ramat Gan 5250608, Israel

Attn: Shachar Hadar

E-mail: shacharh@meitar.com

If to the Underwriter:

Address for Notice - Underwriter:

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Attn: Robert J. Eide, Chief Executive Officer

Email: reide@aegiscap.com

Copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Greg Sichenzia, Esq.

Email: gsichenzia@srf.law

SCHEDULE I

Schedule of Sole Underwriter

Sole Underwriter	Number of Firm Shares	Aggregate purchase price for Firm Shares	Number of Pre-funded Warrants	Aggregate purchase price for Pre-funded Warrants	Aggregate Closing Purchase Price

Aegis Capital Corp.	5,525,000	$1,027,650	975,000	$180,443.25	$1,208,093.25

Total:	5,525,000	$1,027,650	975,000	$180,443.25	$1,208,093.25

SCHEDULE 2

Pricing Information

Number of Firm Shares: 5,525,000 Ordinary Shares

Public Offering Price per Share: $0.20

Underwriting Discount per Share: $0.014

Proceeds to Company per Share (before expenses): $0.186

Number of Pre-funded Warrants: 975,000

Public Offering Price per Pre-funded Warrant: $0.199

Underwriting Discount per Pre-funded Warrant: $0.01393

Proceeds to Company per Pre-funded Warrant (before expenses): $0.18507

Number of Option Shares: up to 975,000 Ordinary Shares

Exhibit A

Lock-up Agreement

August 10, 2023

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Re:	Public Offering of SciSparc Ltd.

Ladies and Gentlemen:

The undersigned, an executive officer, director or shareholder of SciSparc Ltd. (the “Company”) understands that Aegis Capital Corp., as representative of the underwriters (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the Underwriter, of Securities of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Aegis Capital Corp. on behalf of the Underwriters, the undersigned will not, during the period ending 60 days (the “Lock-Up Period”) after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), directly or indirectly (1) issue, offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, Ordinary Shares, Ordinary Share Equivalents or any securities convertible into or exercisable or exchangeable for Ordinary Shares or Ordinary Share Equivalents (the “Restricted Securities”) owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Aegis Capital Corp. on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Restricted Securities.

The foregoing shall not apply to:

(i) transfers of Restricted Securities as a gift or gifts by the undersigned;

(ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(iii) transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act);

(iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(v) the surrender or forfeiture of Restricted Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards held by the undersigned on the date of the preliminary prospectus supplement for the Public Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus supplement for the Public Offering;

(vi) transfer of Restricted Securities made by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vii) the exercise of any option, warrant or other right to acquire Restricted Securities (which exercises may be effected on a cash or cashless basis to the extent the instruments representing such options or warrants permit exercises on a cash or cashless basis), the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Restricted Securities outstanding on the date of the preliminary prospectus supplement for the Public Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus supplement for the Public Offering;

(viii) transfers of Restricted Securities made upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the then outstanding Restricted Securities involving a Change of Control of the Company after completion of the Public Offering; provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Restricted Securities shall remain subject to the restrictions contained herein (for purposes hereof, “Change of Control” shall mean the transfer, whether by tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, to a person or group of affiliated persons, of Restricted Securities , after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity);

(ix) the entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

(x) the transfer of Restricted Securities to the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares; or

(xi) the transfer to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided, however, that

(a) in the case of clause (i), (ii), (iii), (iv), (vi) and (xi) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period,

(b) any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vi) and (xi) above shall not involve a disposition for value,

(c) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii), and (xi) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than (x) a filing on a Form 5 or Form 4 made after the expiration of the Lock-Up Period, and (y) a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that (A) such transaction reflects the circumstances described herein and (B) the Restricted Securities received or transferred are subject to this Lock-up Agreement (as applicable); and

(d) in the case of clause (ix) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period, and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding the establishment of, or sales under, such plan during the Lock-Up Period (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the undersigned is not permitted to transfer, sell or otherwise dispose of more than 15% of such undersigned’s Restricted Securities, outstanding options, restricted stock and restricted stock units, taken as a whole, during the Lock-Up Period).

For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-up Agreement shall automatically terminate and become null and void (i) at such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Public Offering, or (iii) on October 9, 2023, if the Public Offering shall not have closed by such date.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit B

Pre-Funded Warrant